EXHIBIT 23.1
Consent of Independent Auditors
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128418) pertaining to the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan of NeuStar, Inc. of our report dated February 7, 2007 with respect to the consolidated financial statements of Followap Inc., included in Amendment No. 1 to the Current Report on Form 8-K/A of NeuStar, Inc. filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel
February 7, 2007